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                                                                   EXHIBIT 23(A)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 36,649 shares of SouthTrust Corporation common stock in connection with the Stock Option Plan for Conversion of First Bank Holding Company Stock Options) of our report dated January 28, 2000 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this Registration Statement.




                             /s/ ARTHUR ANDERSEN LLP



Birmingham, Alabama
January 22, 2001